Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)  Registration Statement (Form S-3 No. 333-116821) for the registration of 5,133,492 shares of common stock of The Princeton Review, Inc.,

(2)  Registration Statements (Form S-8 No. 333-63638 and Form S-8 No. 333-104136) pertaining to The Princeton Review, Inc. 2000 Stock Incentive Plan, and

(3)  Registration Statement (Form S-8 No. 333-77016) pertaining to The Princeton Review, Inc. 401(k) Employee Savings Plan,

of our reports dated March 13, 2006, with respect to the consolidated financial statements and schedule of the Princeton Review, Inc. and Subsidiaries, The Princeton Review, Inc. and Subsidiaries’ management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of The Princeton Review, Inc. and Subsidiaries, included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ ERNST & YOUNG LLP

New York, NY
March 13, 2006

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